Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Blue Gold Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, $0.0001 par value per share	(1)	Other	10,112,440	$1.07	$10,820,310.80	0.0001381	$1,494.28
Fees to be Paid	Equity	Class A ordinary shares, $0.0001 par value per share	(2)	Other	215,299	$9.7550	$2,100,241.75	0.0001381	$290.04

Total Offering Amounts:							$12,920,552.55		1,784.32
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,784.32

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Offering Note(s)

(1)	The shares of the Blue Gold Limited’s (the “Company”) Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”) will be offered for resale by the Selling Securityholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of Class A ordinary shares issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to Class A ordinary shares being registered pursuant to this registration statement.

This prospectus relates to the resale, from time to time, of up to 10,164,302 Class A ordinary shares by the selling shareholders identified in this prospectus under “Selling Shareholders.”

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Class A ordinary share as reported on the Nasdaq Capital Market on April 30, 2026.

(2)	The "Net Fee Due" includes the payment of $290.04 relating to 215,299 ordinary shares issuable upon exercise of warrants, of which 51,862 are identified in this prospectus, registered on the Company's Registration Statement on Form F-1 (File No. 333-290528) (the "Initial Registration Statement") which were previously inadvertently omitted in the fee payment made in connection with the Initial Registration Statement.

Solely for purposes of calculating the fee payable, the “Proposed Maximum Offering Price Per Unit” is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Class A ordinary share as reported on the Nasdaq Capital Market on September 30, 2025, which reflects the “Proposed Maximum Offering Price Per Unit” on the date of the Initial Registration Statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A ordinary shares, $0.0001 par value per share	(1)	1,000,000	$9,755,000.00	F-1	333-290528	09/26/2025

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Prospectus Note(s):

(1)	Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement, to which this exhibit is attached, is a combined prospectus relating to this registration Statement and the Initial Registration Statement, which became effective on November 9, 2025.

The Initial Registration Statement related to an aggregate of 1,215,299 Class A ordinary shares, of which 51,862 shares remain unsold under the Initial Registration Statement. This Registration Statement combines the remaining 51,962 Class A ordinary shares from the Initial Registration Statements with an additional 10,112,440 Class A ordinary shares to enable an aggregate of 10,164,302 Class A ordinary shares to be offered pursuant to the combined prospectus. Pursuant to Rule 429 under the Securities Act, this registration statement also constitutes a post-effective amendment to the Initial Registration Statement and shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.